Exhibit 99.1

VCA Antech, Inc. Reports Second Quarter 2013 Results

  Revenue increased 6.1% to a second quarter record of $465.3 million
  Gross profit increased 13.6% to $114.3 million, or 8.9% to $112.9 million on an as adjusted basis
  Operating income increased 23.1% to $75.7 million, or 15.1% to $74.3 million on an as adjusted basis
  Diluted earnings per common share increased 17.9% to $0.46
  Adjusted EPS Excluding Amortization increased 13.6% to $0.50

LOS ANGELES--(BUSINESS WIRE)--July 25, 2013--VCA Antech, Inc. (NASDAQ: WOOF), a leading animal healthcare company in the United States and Canada, today reported financial results for the second quarter ended June 30, 2013, as follows: revenue increased 6.1% to a second quarter record of $465.3 million; gross profit increased 13.6% to $114.3 million; operating income increased 23.1% to $75.7 million; net income increased 21.4% to $41.7 million; and diluted earnings per common share increased 17.9% to $0.46. Non-GAAP earnings per diluted share excluding acquisition-related amortization and other special charges (“Adjusted EPS Excluding Amortization”) increased 13.6% to $0.50 for the three months ended June 30, 2013.

For the six months ended June 30, 2013 and 2012, diluted earnings per common share were $0.81 and $0.79, respectively. Adjusted EPS Excluding Amortization for the six months ended June 30, 2013 and 2012 were $0.90 and $0.81.

Bob Antin, Chairman and CEO, stated, “We had an excellent quarter with improvements in revenue growth and margins in both our core Animal Hospital and Laboratory business segments. Looking forward, we remain optimistic with respect to our results for the second half of 2013.

“Animal Hospital revenue in the second quarter of 2013 increased 6.7%, to $365.2 million, driven by acquisitions made in the past 12 months and same-store revenue growth of 1.3%. Our same-store gross profit margin increased to 16.7%, from 14.6%, and our consolidated gross margin increased to 16.5%, compared to 14.4% in the prior-year quarter. Our Animal Hospital operating margin increased to 14.1%, compared to 12.1% in the prior-year quarter. In the current and prior-year quarters, we recorded adjustments of a credit of $1.4 million related to rent expense and $3.1 million for a depreciation adjustment related to acquired capital leases, respectively. Excluding these items, our adjusted same-store gross profit margin increased to 16.3% from 15.5%; adjusted consolidated gross margin increased to 16.1%, compared to 15.3% in the prior-year quarter; and adjusted operating margin increased to 13.7%, compared to 13.0% in the prior-year quarter. During the quarter, we acquired three independent animal hospitals which had historical combined annual revenue of $9.7 million.

“Laboratory internal revenue in the second quarter increased 5.2%, to $91.1 million, driven by both an increase in the number of requisitions and the average revenue per requisition. Our Laboratory gross profit margin increased to 49.6%, from 48.8%, and our operating margin increased to 40.8% from 40.2%."

2013 Financial Guidance

We reaffirm the guidance provided on February 14, 2013.

Non-GAAP Financial Measures

We believe investors’ understanding of our total performance is enhanced by disclosing adjusted net income, adjusted diluted earnings per common share and adjusted diluted earnings per common share excluding acquisition-related amortization. We define these adjusted measures as the reported amounts, adjusted to exclude certain significant items and amortization of intangibles acquired in acquisitions.

Management believes these adjusted measures are useful to management and investors in evaluating the Company's operational performance and their use provides an additional tool for evaluating the Company's operating results and trends. As a result, these non-GAAP financial measures help to provide meaningful comparisons of our overall performance from one reporting period to another and meaningful assessments of related trends.

There is a material limitation associated with the use of these non-GAAP financial measures: our adjusted measures exclude the impact of these significant items, and as a result, our computation of adjusted diluted earnings per common share does not depict diluted earnings per common share in accordance with GAAP.

To compensate for the limitations in the non-GAAP financial measures discussed above, our disclosures provide a complete understanding of all adjustments found in non-GAAP financial measures, and we reconcile the non-GAAP financial measures to the GAAP financial measures in the attached financial schedules titled “Supplemental Operating Data.”

Conference Call

We will discuss our second quarter 2013 financial results during a conference call today, July 25th, at 4:30 p.m. Eastern Time. A live broadcast of the call may be accessed by visiting our website at investor.vcaantech.com. The call may also be accessed by dialing (877) 293-5492. Interested parties should call at least 10 minutes prior to the start of the call to register. Replay of the webcast will be available for ninety days by visiting the company's website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Among the forward looking statements in this press release are statements addressing our 2013 guidance and plans, expectations, future financial position and results of operation. These forward-looking statements are not historical facts and are inherently uncertain and out of our control. Any or all of our forward-looking statements in this press release may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Actual future results may vary materially. Among other factors that could cause our actual results to differ from this forward-looking information are: the continued effects of the economic uncertainty prevailing in regions in which we operate; our ability to execute on our growth strategy and to manage acquired operations; changes in demand for our products and services; fluctuations in our revenue adversely affecting our gross profit, operating income and margins; and the effects of the other factors discussed in our Annual Report on Form 10-K, Reports on Form 10-Q and our other filings with the SEC.

About VCA Antech

We own, operate and manage the largest networks of freestanding veterinary hospitals and veterinary-exclusive clinical laboratories in the country, additionally we are the largest provider of online communication, professional education and marketing solutions to the veterinary community. We also supply diagnostic imaging equipment to the veterinary industry.

VCA Antech, Inc. Consolidated Income Statements (Unaudited) (In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenue:
Animal hospital	$365,205	$342,282	$705,820	$658,407
Laboratory	91,230	86,620	178,565	171,350
All other	27,472	27,418	55,995	53,743
Intercompany	(18,652)	(17,948)	(36,519)	(35,663)
	465,255	438,372	903,861	847,837

Direct costs	350,961	337,765	692,644	653,851

Gross profit:
Animal hospital	60,113	49,380	105,312	94,936
Laboratory	45,226	42,296	87,691	82,847
All other	9,423	9,794	19,057	18,461
Intercompany	(468)	(863)	(843)	(2,258)
	114,294	100,607	211,217	193,986

Selling, general and administrative expense:
Animal hospital	8,720	7,995	17,045	15,052
Laboratory	7,965	7,510	15,970	15,108
All other	8,041	9,029	16,955	18,312
Corporate	14,297	14,463	28,899	29,576
	39,023	38,997	78,869	78,048
Net (gain) loss on sale of assets	(430)	112	1,296	635
Operating income	75,701	61,498	131,052	115,303
Interest expense, net	5,658	4,364	9,965	8,451
Business combination adjustment gain	—	—	—	(5,719)
Other income	(18)	(148)	(27)	(355)
Income before provision for income taxes	70,061	57,282	121,114	112,926
Provision for income taxes	26,601	21,504	45,831	40,827
Net income	43,460	35,778	75,283	72,099
Net income attributable to noncontrolling interests	1,798	1,458	3,136	2,534
Net income attributable to VCA Antech, Inc	$41,662	$34,320	$72,147	$69,565

Diluted earnings per share	$0.46	$0.39	$0.81	$0.79

Weighted-average shares outstanding for diluted earnings per share	89,653	88,723	89,531	88,555

VCA Antech, Inc. Consolidated Balance Sheets (Unaudited) (In thousands)

	June 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$112,270	$68,435
Trade accounts receivable, net	70,252	55,912
Inventory	51,374	51,456
Prepaid expenses and other	24,660	25,086
Deferred income taxes	26,130	22,579
Prepaid income taxes	8,185	20,061
Total current assets	292,871	243,529
Property and equipment, net	429,745	403,444
Other assets:
Goodwill	1,307,487	1,291,231
Other intangible assets, net	86,731	94,823
Notes receivable, net	3,625	6,080
Deferred financing costs, net	3,606	4,232
Other	51,434	48,241
Total assets	$2,175,499	$2,091,580

Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$46,892	$39,002
Accounts payable	37,841	39,416
Accrued payroll and related liabilities	51,568	49,893
Other accrued liabilities	62,745	57,131
Total current liabilities	199,046	185,442
Long-term debt, less current portion	587,968	591,641
Deferred income taxes	82,508	75,846
Other liabilities	34,437	37,267
Total liabilities	903,959	890,196
Redeemable noncontrolling interests	11,111	6,991
VCA Antech, Inc. stockholders’ equity:
Common stock	89	88
Additional paid-in capital	394,304	390,359
Retained earnings	863,356	791,209
Accumulated other comprehensive (loss) income	(4,494)	1,847
Total VCA Antech, Inc. stockholders’ equity	1,253,255	1,183,503
Noncontrolling interests	7,174	10,890
Total equity	1,260,429	1,194,393
Total liabilities and equity	$2,175,499	$2,091,580

VCA Antech, Inc. Consolidated Statements of Cash Flows (Unaudited) (In thousands)

	Six Months Ended June 30,
	2013	2012
Cash flows from operating activities:
Net income	$75,283	$72,099
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	37,739	37,363
Amortization of debt issue costs	626	642
Provision for uncollectible accounts	3,364	2,551
Business combination adjustment gain	—	(5,719)
Net loss on sale of assets	1,296	635
Share-based compensation	7,419	7,767
Deferred income taxes	2,868	10,020
Excess tax benefit from exercise of stock options	(771)	(248)
Other	(384)	(528)
Changes in operating assets and liabilities:
Trade accounts receivable	(17,709)	(6,900)
Inventory, prepaid expense and other assets	(470)	(5,795)
Accounts payable and other accrued liabilities	4,329	(1,805)
Accrued payroll and related liabilities	1,886	1,102
Income taxes	12,595	(2,516)
Net cash provided by operating activities	128,071	108,668
Cash flows from investing activities:
Business acquisitions, net of cash acquired	(21,835)	(75,828)
Real estate acquired in connection with business acquisitions	(510)	—
Property and equipment additions	(33,095)	(37,165)
Proceeds from sale of assets	595	78
Other	(1,042)	55
Net cash used in investing activities	(55,887)	(112,860)
Cash flows from financing activities:
Repayment of debt	(17,442)	(43,318)
Proceeds from issuance of long-term debt	—	50,000
Proceeds from revolving credit facility	—	50,000
Repayment of revolving credit facility	—	(50,000)
Payment of financing costs	—	(122)
Distributions to non-controlling interest partners	(2,234)	(1,631)
Purchase of non-controlling interest	(5,030)	—
Proceeds from issuance of common stock under stock option plans	4,181	2,885
Excess tax benefit from exercise of stock options	771	248
Repurchase of common stock	(7,956)	(2,770)
Other	(99)	(656)
Net cash (used in) provided by financing activities	(27,809)	4,636
Effect of currency exchange rate changes on cash and cash equivalents	(540)	(28)
Increase in cash and cash equivalents	43,835	416
Cash and cash equivalents at beginning of period	68,435	63,651
Cash and cash equivalents at end of period	$112,270	$64,067

VCA Antech, Inc. Supplemental Operating Data (Unaudited - In thousands, except per share amounts)

Table #1
Reconciliation of net income attributable to	Three Months Ended June 30,		Six Months Ended June 30,
VCA Antech, Inc., to adjusted net income
attributable to VCA Antech, Inc., excluding amortization(1)	2013	2012	2013	2012

Net income attributable to VCA Antech, Inc.	$41,662	$34,320	$72,147	$69,565
Vacant property adjustments(2)	—	—	3,804	—
Tax benefit from vacant property adjustments(2)	—	—	(1,489)	—
Business combination adjustment gain(3)	—	—	—	(5,719)
Depreciation expense adjustment(4)	—	3,051	—	3,051
Tax benefit from depreciation expense adjustment(4)	—	(1,194)	—	(1,194)
Intangible asset amortization associated with acquisitions, net of tax(5)	3,360	3,251	6,430	6,219

Adjusted net income attributable to VCA Antech, Inc. excluding amortization	$45,022	$39,428	$80,892	$71,922

Table #2	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation of diluted earnings per share to
adjusted diluted earnings per share, excluding amortization(1)	2013	2012	2013	2012

Diluted earnings per share	$0.46	$0.39	$0.81	$0.79
Impact of vacant property adjustments, net of tax(2)	—	—	0.03	—
Impact of business combination adjustment gain(3)	—	—	—	(0.06)
Impact of depreciation expense adjustment, net of tax(4)	—	0.02	—	0.02
Impact of intangible asset amortization associated with acquisitions, net of tax(5)	0.04	0.04	0.07	0.07
Adjusted diluted earnings per share excluding amortization(6)	$0.50	$0.44	$0.90	$0.81

Shares used for computing adjusted diluted earnings per share	89,653	88,723	89,531	88,555

Table #3	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation of gross profit to
adjusted gross profit(1)	2013	2012	2013	2012

Consolidated gross profit	$114,294	$100,607	$211,217	$193,986
Impact of vacant property adjustments(2)	—	—	2,046	—
Impact of depreciation expense adjustment(4)	—	3,051	—	3,051
Impact of rent expense adjustments(7)	(1,396)	—	(1,396)	—
Consolidated adjusted gross profit	$112,898	$103,658	$211,867	$197,037
Consolidated adjusted gross profit margin	24.3%	23.6%	23.4%	23.2%

Table #4	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation of operating income to
adjusted operating income(1)	2013	2012	2013	2012

Consolidated operating income	$75,701	$61,498	$131,052	$115,303
Impact of vacant property adjustments(2)	—	—	3,804	—
Impact of depreciation expense adjustment(4)	—	3,051	—	3,051
Impact of rent expense adjustments(7)	(1,396)	—	(1,396)	—
Consolidated adjusted operating income	$74,305	$64,549	$133,460	$118,354
Consolidated adjusted operating income margin	16.0%	14.7%	14.8%	14.0%

(1)

Management uses adjusted net income excluding amortization, adjusted EPS excluding amortization, adjusted gross profit and adjusted operating income and its components among other factors, to measure the performance of the overall Company. Further, we believe that investors' understanding of our performance is enhanced by disclosing these measures. Adjusted net income, excluding acquisition-related amortization and its components and adjusted EPS excluding amortization measures are not, and should not be viewed as substitutes for, U.S. generally accepted accounting principles (GAAP) net income and its components and diluted earnings per share.

(2)	During the first quarter, we recorded a write-down to net realizable value of $1.8 million related to a vacant property that is held for sale, and we accrued costs totaling $2.0 million related to a vacant leased property.

(3)	As a result of the acquisition of a controlling interest in AVC, we recorded a gain in the first quarter of 2012, for the increase in value of our previously held interest in AVC, which we acquired in 2008.

(4)	Due to the corrections on the calculation of depreciation on certain assets, we recognized additional depreciation expense during the second quarter of 2012. The rate used to calculate the tax benefit is the statutory rate for this year.

(5)

Beginning the first quarter of 2013, we report Adjusted EPS Excluding Amortization to exclude acquisition-related amortization, and other special factors. We believe Adjusted EPS Excluding Amortization will provide our investors with better insight into the operating performance of the business.

(6)	Amounts may not add due to rounding.

(7)	In the current quarter, we recorded a reduction in rent expense as a result of a capital lease that was previously treated as an operating lease in our Animal Hospital segment.

VCA Antech, Inc. Supplemental Operating Data (cont) (Unaudited - In thousands, except per share amounts)

			As of
Table #5			June 30, 2013	December 31, 2012
Selected consolidated balance sheet data
Debt:
Senior term notes			$576,640	$592,422
Other debt and capital leases			58,220	38,221
Total debt			$634,860	$630,643

	Three Months Ended June 30,		Six Months Ended June 30,
Table #6
Selected expense data	2013	2012	2013	2012

Rent expense	$15,162	$16,346	$33,787	$30,337

Depreciation and amortization included in direct costs:
Animal hospital	$14,462	$15,066	$5,055	$26,292
Laboratory	2,569	2,425	27,641	4,893
All other	1,103	1,843	2,344	3,345
Intercompany	(446)	(345)	(885)	(707)
	$17,688	$18,989	$34,155	$33,823
Depreciation and amortization included in selling, general and administrative expense	1,812	1,812	3,584	3,540
Total depreciation and amortization	$19,500	$20,801	$37,739	$37,363

Share-based compensation included in direct costs:
Laboratory	$109	$58	$218	$181

Share-based compensation included in selling, general and administrative expense:
Animal hospital	402	198	1,043	539
Laboratory	307	246	606	631
All other	186	139	372	291
Corporate	2,645	2,943	5,180	6,125
	3,540	3,526	7,201	7,586
Total share-based compensation	$3,649	$3,584	$7,419	$7,767

CONTACT:
VCA Antech, Inc.
Tomas Fuller
Chief Financial Officer
(310) 571-6505